Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of EQT Corporation:

•                  Registration Statement No. 333-185845 on Form S-8 pertaining to the Employee Savings Plan;

•                  Registration Statement No. 333-82189 on Form S-8 pertaining to the 1999 Long-Term Incentive Plan;

•                  Registration Statement No. 333-82193 on Form S-8 pertaining to the 1999 Non-Employee Directors’ Stock Incentive Plan;

•                  Registration Statement No. 333-32410 on Form S-8 pertaining to the Deferred Compensation Plan and the Directors’ Deferred Compensation Plan;

•                  Registration Statement No. 333-70822 on Form S-8 pertaining to the 1999 Long-Term Incentive Plan;

•                  Registration Statement No. 333-122382 on Form S-8 pertaining to the 2005 Employee Deferred Compensation Plan and the 2005 Directors’ Deferred Compensation Plan;

•                  Registration Statement No. 333-152044 on Form S-8 pertaining to the 2008 Employee Stock Purchase Plan;

•                  Registration Statement No. 333-171068 on Form S-3 pertaining to the Registration of Debt Securities, Preferred Stock and Common Stock;

•                  Registration Statement No. 333-158198 on Form S-3 pertaining to the 2009 Dividend Reinvestment and Stock Purchase Plan; and

•                  Registration Statement No. 333-158682 on Form S-8 pertaining to the 2009 Long-Term Incentive Plan.

of our reports dated February 21, 2013, with respect to the consolidated financial statements and schedule of EQT Corporation and the effectiveness of internal control over financial reporting of EQT Corporation in this Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

February 21, 2013